Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                 INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                            (208) 241-3704 Voice
(702) 794-9442 Fax                              (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                   Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

             RIVIERA TO PRESENT AT BEAR STEARNS CONFERENCE ON JUNE 4

                  LAS VEGAS, NV - June 3, 2003 -- Riviera Holdings Corporation (AMEX: RIV) announced that management will present at the Bear Stearns 12th Annual Global Credit Research Conference, tomorrow, June 4, 2003 in New York City.

About Riviera Holdings:

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

                                   ###